EXHIBIT 4

                       SPECIMEN CAPITAL STOCK CERTIFICATE


Certificate No.            Date                  Shares           Account No.


                           COMPOSITE GROUP OF FUNDS

THIS IS TO CERTIFY THAT
                                                            See Reverse for
                                                            Certain Definitions


is the registered holder of

fully paid and non-assessable shares, of the par value of            each of
the CAPITAL STOCK of the

incorporated under the laws of the state of Washington, transferable on the books of the Corporation by said owner in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Fund.
     WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Affixed:                   At Spokane, Washington

            ----------------                ----------------
              Signature                        Signature

            ----------------                ----------------
              Title                            Title
                                               Composite Group of Funds


                                               AUTHORIZED SIGNATURES